Exhibit 99.1

Contacts:

Media	Investor Relations
Scott Sayres	Mark Macaluso
(480) 257-5921	(973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL ANNOUNCES PLANNED PORTFOLIO CHANGES

•	Plans to Spin Homes and the ADI Global Distribution Business, a ~$4.5B Business, and Transportation Systems, a ~$3.0B Business, into Two Independent, Publicly-Traded Companies by End of 2018
•	Prospective Honeywell Portfolio Consists of High-Growth Businesses with Strong Operational and Technology Synergies, Focused on Six Key End Markets
•	Independent Investment Decisions Will Position Spins to Thrive in Evolving End Markets
•	Company Previews 3Q17 Results: Sales Up ~3% Reported, Up ~5% Organic; Earnings Per Share of ~$1.75
•	New Leader Appointed for Home and Building Technologies Business Group; Smart Energy Business to Align with Performance Materials and Technologies

MORRIS PLAINS, N.J., October 10, 2017 -- Honeywell (NYSE: HON) today announced the results of its comprehensive portfolio review, including its intention to separately spin off its Homes product portfolio and ADI global distribution business, as well as its Transportation Systems business, into two stand-alone, publicly-traded companies. The planned separation transactions are intended to be tax-free spins to Honeywell shareowners for U.S. federal income tax purposes and are expected to be completed by the end of 2018.

“Today’s announcement marks the culmination of a rigorous portfolio review involving a detailed assessment of every Honeywell business. As part of that review, we analyzed numerous criteria, including growth outlook, financial performance, market dynamics, potential for disruption, and, most importantly, assessment of fit as a Honeywell business,” said Honeywell President and CEO Darius Adamczyk. “The remaining Honeywell portfolio will consist of high-growth businesses in six attractive industrial end markets, each aligned to global mega trends including energy efficiency, infrastructure investment, urbanization and safety. These businesses are best positioned to leverage Honeywell synergies from our technologies, financial and business models, and talent. Our simplified portfolio will offer multiple platforms for organic growth and margin expansion through further deployment of our world-class HOS Gold operating system and the Honeywell Sentience Platform. Honeywell will also have multiple levers for continuing to execute an aggressive capital deployment strategy, including a vigorous and disciplined M&A program.

“The spun businesses will be better positioned to maximize shareowner value through focused strategic decision making and capital allocation tailored for their end markets,” Adamczyk said.

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“At Honeywell, we will continue our track record of execution, delivering growth, margin expansion, and aggressive capital allocation for our shareowners.”

The new Homes and Global Distribution business will be a leader in the home heating, ventilation and air conditioning (HVAC) controls and security markets, and a leading global distributor of security and fire protection products. The business is expected to have annualized revenue of approximately $4.5 billion, a high-yield credit rating, approximately 13,000 employees, and financial responsibility for certain Honeywell legacy liabilities.

The new Transportation Systems business will be a global leader in turbocharger technologies with best-in-class engineering capabilities for a broad range of engine types across global automobile, truck and other vehicle markets. The business is expected to have annualized revenue of approximately $3 billion, a high-yield credit rating, approximately 6,500 employees and financial responsibility for Honeywell legacy automotive segment liabilities in an amount equal to our Bendix legacy asbestos liability.

The planned separations will not require a shareowner vote. Each spin-off will be subject to finalization of the contours of the spun-off business, assurance that the separation will be tax-free to Honeywell shareowners for U.S. federal income tax purposes, finalization of the capital structure of the three corporations, the effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, final approval of the Honeywell Board of Directors, and other customary matters.

Company Previews Anticipated Strong Third-Quarter Results; Raises Low-End of Full-Year Guidance

Honeywell announced it anticipates strong third-quarter results. Sales are expected to be $10.1 billion, up 3% reported and up 5% organic, and earnings per share is expected to be $1.75, up 9% reported and up 16%1 ex-divestitures, normalized for tax at 26%, driven by strong results at its Aerospace and Performance Materials and Technologies business groups. The Company also raised the low-end of its full-year 2017 earnings per share guidance by 5 cents to a new range of $7.05 - $7.10, excluding any pension mark-to-market adjustment. The Company will hold its quarterly earnings announcement on Friday, October 20, at 9:30 a.m. EDT.

New Leader Appointed for Home and Building Technologies Business Group

Effective immediately, Gary Michel will serve as president and CEO of Honeywell’s Home and Building Technologies (HBT) strategic business group. Michel will report to Adamczyk and serve as a company officer. Michel succeeds Terrence Hahn, who will move to a leadership role reporting to Adamczyk and will help prepare the Homes and ADI businesses for the spin.

Michel joins Honeywell from Ingersoll-Rand Company, where he has held a series of large leadership roles over the past 32 years. Most recently, he served as senior vice president and president, Residential HVAC and Supply, which he transformed to deliver substantial improvements in revenue and market share, operating income, commercialization processes, and technology platforms. Michel has also

1 Earnings per share variance excludes 2016 divestitures and approximately $60 million of additional 3Q17 restructuring funding enabled by a lower than planned effective tax rate, normalized for tax at 26%

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led Ingersoll-Rand’s Club Car; Road Development - Construction Technologies; and Utility Equipment - Construction Technologies businesses. Michel has held several other roles, including executive director, Corporate Development, and general manager, Aftermarket Division, for Europe, the Middle East and Africa. Michel earned his B.S. in mechanical engineering at Virginia Tech and his M.B.A. at the University of Phoenix.

“Gary has proven himself to be an innovative and energetic leader with a deep understanding of his customers and end markets and the ability to translate this knowledge into technology-differentiated offerings that bring value to customers,” Adamczyk said. “Gary is a welcome addition to our team and will help Honeywell continue to be a leader in connected technologies, building on our great positions in growing industries.”

Smart Energy Business to Align with Performance Materials and Technologies

In addition, Honeywell’s Smart Energy business unit, previously part of HBT, will immediately be integrated into the Process Solutions unit within Honeywell Performance Materials and Technologies. Honeywell Smart Energy enables utilities and distribution companies to deploy advanced capabilities that transform operations, improve reliability and environmental sustainability, and better serve customers. Its wide array of meter offerings will complement an existing meter portfolio within Process Solutions. Honeywell’s Process Solutions unit is a pioneer in process automation control and industrial cyber-security, and a global leader in optimizing and protecting manufacturing assets in the refining, pulp and paper, industrial power generation, chemicals and petrochemicals, biofuels, pharmaceuticals, and metals, minerals and mining industries.

“Both Smart Energy and Process Solutions have deep expertise in metering, large project roll-outs and software, and both can leverage the Honeywell Sentience Platform to utilize vast quantities of user data to generate new products and services that help customers operate more efficiently,” Adamczyk said. “Both businesses are project-based with opportunities for recurring revenue streams. We are excited about the combination of these two businesses, which will allow them to expand their respective capabilities and serve a broader set of customers.”

Investor Conference Call

Honeywell will discuss the transactions during an investor conference call today starting at 8 a.m. EDT. To participate in today’s conference call, please dial (800) 239-9838 (domestic) or (719) 325-2231 (international) approximately 10 minutes before the 8 a.m. EDT start. Please mention to the operator that you are dialing in for Honeywell’s portfolio review call or provide the conference code 4605029. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12 p.m. EDT, October 10, until 12 p.m. EDT, October 17, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 4605029.

Honeywell (www.honeywell.com) is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings,

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manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations and meet the related conditions noted above. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission. In addition, third-quarter results contained herein are preliminary and may differ from our actual results that will be reported in our third-quarter earnings release and Form 10-Q filed on October 20, 2017.

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Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

Preliminary Three Months Ended September 30, 2017
Honeywell
Reported sales % change	3%
Less: Foreign currency translation	1%
Less: Acquisitions and divestitures, net	(3)%
Organic sales % change	5%

We believe organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Portfolio Changes - 6

Honeywell International Inc.

Calculation of Earnings Per Share at 26% Tax Rate Excluding Additional Restructuring and 2016 Divestitures (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended September 30,
	Preliminary 2017	2016
Income before taxes	$1,783	$1,632

Taxes at 26%	464	424

Net income at 26% tax rate	$1,319	$1,208

Less: Net income attributable to the noncontrolling interest	17	8

Net income attributable to Honeywell at 26% tax rate	$1,302	$1,200

Weighted average number of shares outstanding - assuming dilution	771.4	774.4

Earnings per share at 26% tax rate	$1.69	$1.55
Less: Earnings per share attributable to 2016 divestitures (1)	-	0.04
Less: Earnings per share attributable to additional restructuring (2)	(0.06)	-
Earnings per share of common stock - assuming dilution, at 26% tax rate, excluding additional restructuring and 2016 divestitures	$1.75	$1.51

Earnings per share of common stock - assuming dilution	$1.75	$1.60
Less: Earnings per share impact of normalizing to 26% tax rate	0.06	0.05
Less: Earnings per share attributable to 2016 divestitures (1)		0.04
Less: Earnings per share attributable to additional restructuring (2)	(0.06)
Earnings per share of common stock - assuming dilution, at 26% tax rate, excluding additional restructuring and 2016 divestitures	$1.75	$1.51

(1) Earnings per share attributable to 2016 divestitures utilizes weighted average shares of 774.4 million and a blended tax rate of 32.9% for the three months ended September 30, 2016.

(2) The Company has and continues to have an ongoing level of restructuring activities, for which there is a planned amount of restructuring-related charges. Additional restructuring represents only amounts that are incremental to those planned restructuring amounts. For the three months ended September 30, 2017, the Company funded approximately $100 million of restructuring, approximately $60 million of which was incremental to the planned amount. This additional restructuring was enabled by a lower than expected effective tax rate for the period. We believe that the exclusion of this additional restructuring provides a more comparable measure of year-on-year results. Earnings per share attributable to additional restructuring uses a tax rate of 26% for the three months ended September 30, 2017.

We believe earnings per share adjusted to normalize for the expected effective tax rate of 26% for the most recently completed fiscal quarter (as presented in prior guidance for such quarter) and to exclude the 2016 divestitures is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.